Exhibit 10.7

AMENDING AGREEMENT ENTERED INTO AS OF THE 24TH DAY OF AUGUST, 2012.

AMONG:	CATERPILLAR FINANCIAL SERVICES LIMITED
(“Lessor”)

AND:	THOMPSON CREEK METALS COMPANY INC.
("Lessee")

AND:	TERRANE METALS CORP.
(“Terrane”)
WHEREAS the Lessor, the Lessee and Terrane entered into a master funding and lease agreement dated as of March 30, 2011 for the lease of Equipment for use at the Location (“Original Agreement”), amended and restated the Original Agreement by amended and restated master funding and lease agreement dated as of December 9, 2011 (“Amended and Restated Agreement”) and amended the Amended and Restated Agreement by the Amending Agreement dated as of March 6, 2012 (“Amendment” and, together with the Amended and Restated Agreement, the “Amended Agreement”);
WHEREAS the parties hereto wish to amend the Amended Agreement on the terms and subject to the conditions contained herein, the Amended Agreement, as amended hereby, being hereinafter collectively called the “Agreement”).
NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS HEREIN CONTAINED AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE AS FOLLOWS:

1.	INTERPRETATION

1.1	Definitions
Words and expressions defined in the Amended Agreement are used with the same respective defined meanings in this amending agreement unless the context requires otherwise.

1.2	Headings
The division of this amending agreement into articles and sections and the headings and titles are for convenience of reference only and shall not affect the meaning or construction of this amending agreement.

1.3	Singular and Plural: Gender
Except where the context requires otherwise, in this amending agreement, the singular includes the plural and vice-versa and a word denoting gender includes each gender.

2.	AMENDMENTS

2.1	Section 10.2 of the Agreement is replaced in its entirety by the following (with bolded language intended only to highlight the additions for ease of reference):
“The Lessee shall throughout the relevant Lease Period pay or procure payment of, and without demand, the Lease Payments to the Lessor in the amounts and at the times set out in this Master Agreement and each Lease. Each Lease Period shall be a period of either five (5) years or four (4) years, as specified in the Lease Contract, from and including the Start Date and terminating either five (5) years or four (4) years, as specified in the Lease Contract, from the first (1st) day of the month immediately following the Start Date, provided that the Lease Period shall not extend beyond the Tranche A Maturity Date, the Tranche B Maturity Date or the Tranche C Maturity Date, as applicable. With the consent of the Lessee, availability under a Tranche may be terminated with the unused balance of that Tranche added to the next succeeding Tranche for all purposes thereof.

2.2	Section 10.3 of the Agreement is replaced in its entirety by the following (with bolded language intended only to highlight the additions for ease of reference):
“The Lease Payments under each Lease Contract shall be paid in either twenty (20) or sixteen (16), as specified in the Lease Contract, consecutive quarterly instalments on each Due Date together with the additional charge set forth at Section 10.4 below and all Taxes.”

2.3	The third paragraph of Section 10.4 of the Agreement is replaced in its entirety by the following (with bolded language intended only to highlight the additions for ease of reference)
“The Lessee may, twenty (20) days prior to the issue of any Utilisation Notice to the Lessor, request in writing that the Lessor furnish it with a quotation for the additional charge described in this Section 10.4 as a function not of LIBOR or the CDOR Rate but rather Lessor’s Fixed Rate. Within five (5) Business Days, Lessor shall furnish Lessee with a quotation for the additional charge for the entire term of the applicable Lease Period in USD or C$, as requested by the Lessee. If Lessee accepts such quotation, its Utilisation Notice shall reflect the quotation based on the Lessor’s Fixed Rate for the Lease Period, with the Lease Payments reflecting either a five (5) or four (4) year amortization and twenty (20) or sixteen (16), as specified in the Lease Contract, equal consecutive quarterly blended payments of principal and interest. Prepayment of any Lease in which the additional amount is calculated by reference to the Lessor’s Fixed Rate shall be subject to payment of an amount equal to five percent (5%) of the then outstanding principal balance under the Lease during the first (1st) year thereof, four percent (4%) thereof in the second (2nd) year, three percent (3%) in the third (3rd) year, two percent (2%) in the fourth (4th) year and, for a five (5) year term, one percent (1%) in the fifth (5th) year thereof, all as a genuine pre estimate of damages and not as a penalty.”

3.	EFFECTIVENESS
This amending agreement amends the Amended Agreement. The Amended Agreement, as amended by hereby, shall constitute one agreement and the Amended Agreement, so amended, is hereby ratified and confirmed by the parties hereto.

4.	LANGUAGE
The parties hereto have required that this agreement be drafted in English. Les parties aux présentes ont exigé que cette convention soit rédigée en anglais.

[Signature page follows]

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT AT THE PLACE AND AS OF THE DATE FIRST ABOVE WRITTEN.

CATERPILLAR FINANCIAL SERVICES LIMITED	THOMPSON CREEK METALS COMPANY INC.

By: /s/ David Brooks_________________ David Brooks Managing Director	By: /s/ Pamela Saxton_______________ Pamela Saxton EVP and Chief Financial Officer

TERRANE METALS CORP.

By: /s/ Pamela Saxton_______________ Pamela Saxton EVP and Chief Financial Officer

[Signature page – amending agreement among
Caterpillar Financial Services Limited,
Thompson Creek Metals Company Inc.
and Terrane Metals Corp.]